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                                   EXHIBIT 11

                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                             NINE MONTHS ENDED                  THREE MONTHS ENDED
                                                               SEPTEMBER  30                       SEPTEMBER 30
                                                        ---------------------------       ------------------------------
                                                           1995             1996              1995              1996
                                                        ---------------------------       ------------------------------
PRIMARY EARNINGS PER SHARE
Net income (loss)                                       $ 2,500,269     $ 2,129,923       $   892,446       $  (611,850)
                                                        ===========     ===========       ===========       ===========
Shares:
   Weighted average number of shares outstanding          4,261,488       4,765,738         4,397,030         4,801,951


  Add-Dilutive effect of outstanding options and
    redeemable warrants (as determined by the
    application of the treasury stock method)                     -         183,855           103,262           214,788
                                                        -----------     -----------       -----------       -----------

  Weighted average number of shares outstanding,
    as adjusted                                           4,261,488       4,949,593         4,500,292         5,016,739
                                                        ===========     ===========       ===========       ===========

Net income (loss) per share:  Primary                   $  0.586713     $  0.430323       $  0.198308       $ (0.121962)
                                                        ===========     ===========       ===========       ===========


ASSUMING FULL DILUTION

Net income (loss)                                       $ 2,500,269     $ 2,129,923          $892,446       $  (611,850)
                                                        ===========     ===========       ===========       ===========

Shares:
   Weighted average number of shares outstanding          4,261,488       4,765,738         4,397,030         4,801,951

  Add-Dilutive effect of outstanding options and
    redeemable warrants (as determined by the
    application of the treasury stock method)               271,190         213,772           135,648           214,788
                                                        -----------     -----------       -----------       -----------
  Weighted average number of shares outstanding,
       as adjusted                                        4,532,678       4,979,510         4,532,678         5,016,739
                                                        ===========     ===========       ===========       ===========

Net income (loss) per share: Assuming full dilution     $  0.551610     $  0.427737       $  0.196892       $ (0.121962)
                                                        ===========     ===========       ===========       ===========


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